Exhibit 99

Accenture Reports Very Strong Fourth-Quarter and Full-Year Fiscal 2018 Results

-- For the fourth quarter, revenues increase 11% in both U.S. dollars and local currency, to $10.1 billion; EPS are $1.58, a 7% increase; free cash flow is $1.9 billion --

-- For full fiscal year, revenues increase 14% in U.S. dollars and 10.5% in local currency, to $39.6 billion; GAAP EPS of $6.34 include $0.40 in charges related to tax law changes; excluding these charges, EPS are $6.74, a 14% increase from adjusted EPS of $5.91 in fiscal 2017; free cash flow is $5.4 billion --

-- New bookings are $10.8 billion for fourth quarter and $42.8 billion for full year --

-- Company increases semi-annual cash dividend 10%, to $1.46 per share; Board of Directors approves $5.0 billion of additional share repurchase authority --

-- For fiscal year 2019, Accenture expects revenue growth of 5% to 8% in local currency and GAAP EPS of $6.98 to $7.25 --

NEW YORK; Sept. 27, 2018 — Accenture (NYSE: ACN) reported very strong financial results for the fourth quarter and full fiscal year ended Aug. 31, 2018.

For the fourth quarter, net revenues were $10.1 billion, an increase of 11 percent in both U.S. dollars and local currency compared with the fourth quarter of fiscal 2017. Diluted earnings per share were $1.58, a 7 percent increase from $1.48 for the fourth quarter last year. Operating margin for the fourth quarter of fiscal 2018 was 14.3 percent, an expansion of 10 basis points. Operating cash flow was $2.1 billion and free cash flow was $1.9 billion. New bookings were $10.8 billion.

For the full fiscal year, net revenues were $39.6 billion, an increase of 14 percent in U.S. dollars and 10.5 percent in local currency compared with fiscal 2017. GAAP diluted earnings per share were $6.34, compared with $5.44 in fiscal 2017. EPS for fiscal 2018 included $0.40 in charges related to tax law changes; EPS for fiscal 2017 included a pension settlement charge of $0.47 per share. Excluding these items, diluted EPS for fiscal 2018 were $6.74, compared with $5.91 in fiscal 2017. Operating margin for fiscal 2018 was 14.8 percent, compared with 13.3 percent for fiscal 2017, which included the impact of the pension settlement charge. Excluding the pension settlement charge, operating margin for fiscal 2017 was 14.8 percent. Operating cash flow for fiscal 2018 was $6.0 billion and free cash flow was $5.4 billion. New bookings were $42.8 billion.

Accenture’s Board of Directors has declared a semi-annual cash dividend of $1.46 per share, an increase of $0.13 per share, or 10 percent, over its previous semi-annual dividend, declared in March. In addition, the Board has approved moving from a semi-annual to a quarterly schedule for the payment of dividends starting in the first quarter of fiscal 2020. The Board has also approved $5.0 billion in additional share repurchase authority.

Pierre Nanterme, Accenture’s chairman and CEO, said, “We are very pleased with our outstanding financial results for the fourth quarter and the full fiscal year 2018. For the year, our broad-based revenue growth of 10.5 percent in local currency and record new bookings of $42.8 billion reflect continued excellent demand for our services. We also delivered 14 percent EPS growth on an adjusted basis, generated very strong free cash flow and returned $4.3 billion in cash to our shareholders.

“We continue to benefit from the significant investments we have made to further strengthen our leadership position in high-growth areas such as digital, cloud and security services, which accounted for approximately 60 percent of total revenues for the year. Our growth strategy and innovation-led approach are clearly resonating with our clients. With our durable business model and disciplined management, we are very well-positioned to continue gaining market share and delivering value for our clients and shareholders.”

Financial Review

Fourth Quarter Fiscal 2018

Revenues before reimbursements (“net revenues”) for the fourth quarter of fiscal 2018 were $10.15 billion, compared with $9.15 billion for the fourth quarter of fiscal 2017, an increase of 11 percent in both U.S. dollars and local currency, above the company’s guided range of $9.80 billion to $10.05 billion. There was no foreign-exchange impact on net revenues for the quarter, consistent with the assumption provided in the company’s third-quarter earnings release.

▪	Consulting net revenues were $5.54 billion, an increase of 12 percent in both U.S. dollars and local currency compared with the fourth quarter of fiscal 2017.

▪	Outsourcing net revenues were $4.61 billion, an increase of 9 percent in both U.S. dollars and local currency compared with the fourth quarter of fiscal 2017.

Diluted EPS for the fourth quarter were $1.58, compared with $1.48 for the fourth quarter last year. The $0.10, or 7 percent, increase in EPS reflects:

▪	an $0.18 increase from higher revenue and operating results;

▪	a $0.01 increase from higher non-operating income; and

▪	a $0.01 increase from a lower share count;

partially offset by

▪	a $0.09 decrease from a higher effective tax rate; and

▪	a $0.01 decrease from higher income attributable to noncontrolling interests.

Gross margin (gross profit as a percentage of net revenues) for the fourth quarter was 31.8 percent, compared with 31.5 percent for the fourth quarter of fiscal 2017. Selling, general and administrative (SG&A) expenses for the fourth quarter were $1.77 billion, or 17.4 percent of net revenues, compared with $1.59 billion, or 17.4 percent of net revenues, for the fourth quarter of fiscal 2017.

Operating income for the fourth quarter of fiscal 2018 was $1.45 billion, or 14.3 percent of net revenues, compared with $1.30 billion, or 14.2 percent of net revenues, for the fourth quarter of fiscal 2017. Operating margin for the fourth quarter of fiscal 2018 expanded 10 basis points.

The company’s effective tax rate for the fourth quarter was 28.0 percent, compared with 23.9 percent for the fourth quarter of fiscal 2017.

Net income for the quarter was $1.05 billion, compared with $983 million for the fourth quarter last year.

Operating cash flow for the fourth quarter was $2.11 billion, and property and equipment additions were $179 million. Free cash flow, defined as operating cash flow net of property and equipment additions, was $1.93 billion. For the same period of fiscal 2017, operating cash flow was $1.94 billion, property and equipment additions were $191 million, and free cash flow was $1.75 billion.

Days services outstanding, or DSOs, were 39 days at Aug. 31, 2018, compared with 39 days at Aug. 31, 2017.

Accenture’s total cash balance at Aug. 31, 2018 was $5.1 billion, compared with $4.1 billion at Aug. 31, 2017.

New Bookings

New bookings for the fourth quarter were $10.8 billion and reflect a flat foreign-exchange impact compared with new bookings in the fourth quarter of fiscal 2017.

▪	Consulting new bookings were $6.1 billion, or 57 percent of total new bookings.

▪	Outsourcing new bookings were $4.7 billion, or 43 percent of total new bookings.

Net Revenues by Operating Group

Net revenues by operating group for the fourth quarter were as follows:

▪	Communications, Media & Technology: $2.09 billion, compared with $1.82 billion for the fourth quarter of fiscal 2017, an increase of 15 percent in both U.S. dollars and local currency.

▪	Financial Services: $2.01 billion, compared with $1.95 billion for the fourth quarter of fiscal 2017, an increase of 3 percent in both U.S. dollars and local currency.

▪	Health & Public Service: $1.71 billion, compared with $1.61 billion for the fourth quarter of fiscal 2017, an increase of 6 percent in both U.S. dollars and local currency.

▪	Products: $2.80 billion, compared with $2.49 billion for the fourth quarter of fiscal 2017, an increase of 12 percent in both U.S. dollars and local currency.

▪	Resources: $1.52 billion, compared with $1.26 billion for the fourth quarter of fiscal 2017, an increase of 20 percent in both U.S. dollars and local currency.

Net Revenues by Geographic Region

Net revenues by geographic region for the fourth quarter were as follows:

▪	North America: $4.71 billion, compared with $4.23 billion for the fourth quarter of fiscal 2017, an increase of 11 percent in both U.S. dollars and local currency.

▪	Europe: $3.44 billion, compared with $3.14 billion for the fourth quarter of fiscal 2017, an increase of 10 percent in U.S. dollars and 8 percent in local currency.

▪	Growth Markets: $2.00 billion, compared with $1.78 billion for the fourth quarter of fiscal 2017, an increase of 12 percent in U.S. dollars and 15 percent in local currency.

Full Year Fiscal 2018

Net revenues for the full 2018 fiscal year were $39.6 billion, compared with $34.9 billion for fiscal 2017, an increase of 14 percent in U.S. dollars and 10.5 percent in local currency. Net revenues for fiscal 2018 reflect a foreign-exchange impact of approximately positive 3 percent compared with fiscal 2017.

▪	Consulting net revenues were $21.6 billion, an increase of 15 percent in U.S. dollars and 12 percent in local currency compared with fiscal 2017.

▪	Outsourcing net revenues were $18.0 billion, an increase of 12 percent in U.S. dollars and 9 percent in local currency compared with fiscal 2017.

GAAP diluted EPS for the full 2018 fiscal year were $6.34, compared with $5.44 for fiscal 2017. In fiscal 2018, charges related to tax law changes had a negative $0.40 impact on EPS. In fiscal 2017, a pension settlement charge of $510 million, pre-tax, had a negative $0.47 impact on EPS. Excluding these items, diluted EPS of $6.74 for fiscal 2018 increased $0.83, or 14 percent, from $5.91 for fiscal 2017 on an adjusted basis. The $0.83 increase in EPS on an adjusted basis reflects:

▪	an $0.82 increase from higher revenue and operating results; and

▪	a $0.05 increase from a lower share count;

partially offset by

▪	a $0.02 decrease from lower non-operating income; and

▪	a $0.02 decrease from higher income attributable to noncontrolling interests.

Gross margin (gross profit as a percentage of net revenues) for fiscal 2018 was 31.4 percent, compared with 31.7 percent for fiscal 2017. Selling, general and administrative (SG&A) expenses for the full fiscal year were $6.60 billion, or 16.7 percent of net revenues, compared with $5.89 billion, or 16.9 percent of net revenues, for fiscal 2017.

Operating income for the full fiscal year was $5.84 billion, or 14.8 percent of net revenues, compared with $4.63 billion, or 13.3 percent of net revenues, including the impact of the pension settlement charge in fiscal 2017. Excluding the pension settlement charge, operating income for fiscal 2017 was $5.14 billion, or 14.8 percent of net revenues.

Accenture’s annual effective tax rate for fiscal 2018 was 27.4 percent, compared with 21.3 percent in fiscal 2017. Excluding the impact of the charges related to tax law changes in fiscal 2018, and the pension settlement charge in fiscal 2017, the effective tax rates were 23.0 percent for both years.

Net income for the full fiscal year was $4.21 billion, compared with $3.63 billion for fiscal 2017. Excluding the $258 million impact of the charges related to tax law changes in fiscal 2018, and the $312 million after-tax impact of the pension settlement charge in fiscal 2017, net income was $4.47 billion and $3.95 billion, respectively.

For the full 2018 fiscal year, operating cash flow was $6.03 billion and property and equipment additions were $619 million. Free cash flow, defined as operating cash flow net of property and equipment additions, was $5.41 billion. For fiscal 2017, operating cash flow was $4.97 billion, property and equipment additions were $516 million, and free cash flow was $4.46 billion.

New Bookings

New bookings for the full fiscal year were $42.8 billion, an increase of 15 percent in U.S. dollars and 12 percent in local currency over fiscal 2017.

▪
Consulting new bookings were $23.6 billion, an increase of 19 percent in U.S. dollars and 16 percent in local currency compared with fiscal 2017. Consulting represented 55 percent of new bookings in fiscal 2018.

▪
Outsourcing new bookings were $19.2 billion, an increase of 9 percent in U.S. dollars and 7 percent in local currency compared with fiscal 2017. Outsourcing represented 45 percent of new bookings in fiscal 2018.

Net Revenues by Operating Group

Net revenues by operating group for the full fiscal year were as follows:

▪	Communications, Media & Technology: $8.03 billion, compared with $6.88 billion for fiscal 2017, an increase of 17 percent in U.S. dollars and 14 percent in local currency.

▪	Financial Services: $8.24 billion, compared with $7.39 billion for fiscal 2017, an increase of 11 percent in U.S. dollars and 7 percent in local currency.

▪	Health & Public Service: $6.69 billion, compared with $6.18 billion for fiscal 2017, an increase of 8 percent in U.S. dollars and 7 percent in local currency.

▪	Products: $10.85 billion, compared with $9.50 billion for fiscal 2017, an increase of 14 percent in U.S. dollars and 11 percent in local currency.

▪	Resources: $5.66 billion, compared with $4.85 billion for fiscal 2017, an increase of 17 percent in U.S. dollars and 13 percent in local currency.

Net Revenues by Geographic Region

Net revenues by geographic region for the full fiscal year were as follows:

▪	North America: $17.85 billion, compared with $16.29 billion for fiscal 2017, an increase of 10 percent in U.S. dollars and 9 percent in local currency.

▪	Europe: $14.11 billion, compared with $12.00 billion for fiscal 2017, an increase of 18 percent in U.S. dollars and 9 percent in local currency.

▪	Growth Markets: $7.61 billion, compared with $6.56 billion for fiscal 2017, an increase of 16 percent in both U.S. dollars and local currency.

Rotation to “the New”

Net revenues from “the New” – digital-, cloud- and security-related services – were approximately $23 billion for fiscal 2018, an increase of about 25 percent over fiscal 2017. For the year, “the New” accounted for approximately 60 percent of total net revenues.

Returning Cash to Shareholders

Accenture continues to return cash to shareholders through cash dividends and share repurchases. In fiscal 2018, the company returned $4.35 billion to shareholders, including $1.71 billion in cash dividends and $2.64 billion in share repurchases.

Dividend

Accenture plc has declared a semi-annual cash dividend of $1.46 per share for shareholders of record at the close of business on Oct. 18, 2018. This dividend is payable on Nov. 15, 2018. This represents an increase of $0.13 per share, or 10 percent, over the company’s previous semi-annual dividend, declared in March.

Additionally, the Board of Directors has approved a plan to begin paying dividends on a quarterly basis starting in the first quarter of fiscal 2020.

Share Repurchase Activity

During the fourth quarter of fiscal 2018, Accenture repurchased or redeemed 3.4 million shares, including 3.0 million shares repurchased in the open market, for a total of $552 million. During the full fiscal year 2018, Accenture repurchased or redeemed 17.3 million shares, including 13.6 million shares repurchased in the open market, for a total of $2.64 billion.

The company’s Board of Directors has approved $5.0 billion in additional share repurchase authority, bringing Accenture’s total outstanding authority to approximately $6.0 billion.

At Aug. 31, 2018, Accenture had approximately 640 million total shares outstanding, including 639 million Accenture plc Class A ordinary shares and minority holdings of 0.9 million shares (Accenture Canada Holdings Inc. exchangeable shares).

Business Outlook

Beginning in fiscal 2019, Accenture is adopting new accounting standards that will affect the accounting for revenue and pension costs: Accounting Standards Update (“ASU”) No. 2014-09: “Revenue from Contracts with Customers” (Topic 606); and ASU No. 2017-07: “Compensation – Retirement Benefits” (Topic 715).

Going forward, the company will present total revenues and will no longer report revenues before reimbursements. This will affect ratios calculated as a percentage of revenues, such as operating margin. Additionally, certain components of pension costs will be reclassified from operating expenses to non-operating expenses. Prior-period results will be revised to reflect the fiscal 2019 presentation. Revised fiscal 2018 results are available at investor.accenture.com.

Accenture’s business outlook for fiscal 2019 and comparisons to fiscal 2018 include the impact of these new standards, as well as the impact of adopting a new tax accounting standard: ASU No. 2016-16: “Income Taxes” (Topic 740).

First Quarter Fiscal 2019

Accenture expects revenues for the first quarter of fiscal 2019 to be in the range of $10.35 billion to $10.65 billion, 7 percent to 10 percent growth in local currency, reflecting the company’s assumption of a negative 2 percent foreign-exchange impact compared with the first quarter of fiscal 2018.

Fiscal Year 2019

Accenture’s business outlook for the full 2019 fiscal year assumes that the foreign-exchange impact on its results in U.S. dollars will be negative 2.5 percent compared with fiscal 2018.

For fiscal 2019, the company expects revenue growth to be in the range of 5 percent to 8 percent in local currency. The company expects diluted EPS to be in the range of $6.98 to $7.25.

Accenture expects operating margin for the full fiscal year to be in the range of 14.5 percent to 14.7 percent, an expansion of 10 to 30 basis points from operating margin for fiscal 2018 of 14.4 percent, which reflects the impact of the new revenue and pension accounting standards.

For fiscal 2019, the company expects operating cash flow to be in the range of $5.75 billion to $6.15 billion; property and equipment additions to be $650 million; and free cash flow to be in the range of $5.1 billion to $5.5 billion.

The company expects its annual effective tax rate to be in the range of 23 percent to 25 percent.

Conference Call and Webcast Details

Accenture will host a conference call at 8:00 a.m. EDT today to discuss its fourth-quarter financial results. To participate, please dial +1 (800) 230-1059 [+1 (612) 234-9960 outside the United States, Puerto Rico and Canada] approximately 15 minutes before the scheduled start of the call. The conference call will also be accessible live on the Investor Relations section of the Accenture Web site at www.accenture.com.

A replay of the conference call will be available online at www.accenture.com beginning at 10:30 a.m. EDT today, Sept. 27, and continuing until Thursday, Dec. 20, 2018. A podcast of the conference call will be available online at www.accenture.com beginning approximately 24 hours after the call and continuing until Thursday, Dec. 20, 2018. The replay will also be available via telephone by dialing +1 (800) 475-6701 [+1 (320) 365-3844 outside the United States, Puerto Rico and Canada] and entering access code 453898 from 10:30 a.m. EDT today, Sept. 27, through Thursday, Dec. 20, 2018.

About Accenture

Accenture is a leading global professional services company, providing a broad range of services and solutions in strategy, consulting, digital, technology and operations. Combining unmatched experience and specialized skills across more than 40 industries and all business functions – underpinned by the world’s largest delivery network – Accenture works at the intersection of business and technology to help clients improve their performance and create sustainable value for their stakeholders. With 459,000 people serving clients in more than 120 countries, Accenture drives innovation to improve the way the world works and lives. Visit us at www.accenture.com.

Additional Information

Accenture discloses information about “the New” – digital-, cloud- and security-related services – to provide additional insights into the company’s business. Net revenues for “the New” are approximate, require judgment to allocate revenues for arrangements with multiple offerings and may be modified to reflect periodic changes to the definition of “the New.”

Non-GAAP Financial Information

This news release includes certain non-GAAP financial information as defined by Securities and Exchange Commission rules. Pursuant to SEC requirements, reconciliations of non-GAAP financial measures to the most directly comparable financial measures calculated and presented in accordance with generally accepted accounting principles (GAAP) are included in this press release. Financial results “in local currency” are calculated by restating current-period activity into U.S. dollars using the comparable prior-year period’s foreign-currency exchange rates. Accenture’s management believes providing investors with this information gives additional insights into Accenture’s results of operations. While Accenture’s management believes that the non-GAAP financial measures herein are useful in evaluating Accenture’s operations, this information should be considered as supplemental in nature and not as a substitute for the related financial information prepared in accordance with GAAP.

Forward-Looking Statements

Except for the historical information and discussions contained herein, statements in this news release may constitute forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995. Words such as “may,” “will,” “should,” “likely,” “anticipates,” “expects,” “intends,” “plans,” “projects,” “believes,” “estimates,” “positioned,” “outlook” and similar expressions are used to identify these forward-looking statements. These statements involve a number of risks, uncertainties and other factors that could cause actual results to differ materially from those expressed or implied. These include, without limitation, risks that: the company’s results of operations could be adversely affected by volatile, negative or uncertain economic and political conditions and the effects of these conditions on the company’s clients’ businesses and levels of business activity; the company’s business depends on generating and maintaining ongoing, profitable client demand for the company’s services and solutions including through the adaptation and expansion of its services and solutions in response to ongoing changes in technology and offerings, and a significant reduction in such demand or an inability to respond to the changing technological environment could materially affect the company’s results of operations; if the company is unable to keep its supply of skills and resources in balance with client demand around the world and attract and retain professionals with strong leadership skills, the company’s business, the utilization rate of the company’s professionals and the company’s results of operations may be materially adversely affected; the company could have liability or the company’s reputation could be damaged if the company fails to protect client and/or company data from security breaches or cyberattacks; the markets in which the company operates are highly competitive, and the company might not be able to compete effectively; the company’s profitability could suffer if the company is unable to obtain favorable pricing for its services and solutions, if the company is unable to remain competitive, if its cost-management strategies are unsuccessful or if it experiences delivery inefficiencies; changes in the company’s level of taxes, as well as audits, investigations and tax proceedings, or changes in tax laws or in their interpretation or enforcement, could have a material adverse effect on the company’s effective tax rate, results of operations, cash flows and financial condition; the company’s results of operations could be materially adversely affected by fluctuations in foreign currency exchange rates; the company’s business could be materially adversely affected if the company incurs legal liability; the company’s work with government clients exposes the company to additional risks inherent in the government contracting environment; the company might not be successful at identifying, acquiring, investing in or integrating businesses, entering into joint ventures or divesting businesses; the company’s global delivery capability is concentrated in India and the Philippines, which may expose it to operational risks; as a result of the company’s geographically diverse operations and its growth strategy to continue geographic expansion, the company is more susceptible to certain risks; adverse changes to the company’s relationships with key alliance partners or in the business of its key alliance partners could adversely affect the company’s results of operations; if the company is unable to protect its intellectual property rights or if the company’s services or solutions infringe upon the intellectual property rights of others or the company loses its ability to utilize the intellectual property of others, its business could be adversely affected; the company’s ability to attract and retain business and employees may depend on its reputation in the marketplace; if the company is unable to manage the organizational challenges associated with its size, the company might be unable to achieve its business objectives; any changes to the estimates and assumptions that the company makes in connection with the preparation of its consolidated financial statements could adversely affect its financial results; many of the company’s contracts include payments that link some of its fees to the attainment of performance or business targets and/or require the company to meet specific service levels, which could increase the variability of the company’s revenues and impact its margins; the company’s results of operations and share price could be adversely affected if it is unable to maintain effective internal controls; the company might be unable to access additional capital on favorable terms or at all and if the company raises equity capital, it may dilute its shareholders’ ownership interest in the company; the company may be subject to criticism and negative publicity related to its incorporation in Ireland; as well as the risks, uncertainties and other factors discussed under the “Risk Factors” heading in Accenture plc’s most recent annual report on Form 10-K and other documents filed with or furnished to the Securities and Exchange Commission. Statements in this news release speak only as of the date they were made, and Accenture undertakes no duty to update any forward-looking statements made in this news release or to conform such statements to actual results or changes in Accenture’s expectations.

###

Contacts:

Stacey Jones
Accenture Media Relations
+1 (917) 452-6561
stacey.jones@accenture.com

Angie Park
Accenture Investor Relations
+1 (703) 947-2401
angie.park@accenture.com

ACCENTURE PLC
CONSOLIDATED INCOME STATEMENTS
(In thousands of U.S. dollars, except share and per share amounts)
(Unaudited)

	Three Months Ended				Year Ended
	August 31, 2018	% of Net Revenues	August 31, 2017	% of Net Revenues	August 31, 2018	% of Net Revenues	August 31, 2017	% of Net Revenues
REVENUES:
Revenues before reimbursements (“Net revenues”)	$10,149,787	100%	$9,149,958	100%	$39,573,450	100%	$34,850,182	100%
Reimbursements	492,462		490,948		2,029,978		1,915,296
Revenues	10,642,249		9,640,906		41,603,428		36,765,478
OPERATING EXPENSES:
Cost of services:
Cost of services before reimbursable expenses	6,926,656	68.2%	6,263,285	68.5%	27,130,537	68.6%	23,819,690	68.3%
Reimbursable expenses	492,462		490,948		2,029,978		1,915,296
Cost of services	7,419,118		6,754,233		29,160,515		25,734,986
Sales and marketing	1,090,241	10.7%	1,007,769	11.0%	4,198,557	10.6%	3,754,313	10.8%
General and administrative costs	680,219	6.7%	582,342	6.4%	2,403,315	6.1%	2,133,777	6.1%
Pension settlement charge	—		—		—		509,793	1.5%
Total operating expenses	9,189,578		8,344,344		35,762,387		32,132,869
OPERATING INCOME	1,452,671	14.3%	1,296,562	14.2%	5,841,041	14.8%	4,632,609	13.3%
Interest income	22,755		12,366		56,337		37,940
Interest expense	(5,153)		(4,908)		(19,539)		(15,545)
Other (expense) income, net	(13,659)		(15,874)		(69,746)		(38,720)
Gain (loss) on sale of businesses	—		3,855		—		(252)
INCOME BEFORE INCOME TAXES	1,456,614	14.4%	1,292,001	14.1%	5,808,093	14.7%	4,616,032	13.2%
Provision for income taxes	408,243		308,827		1,593,499		981,100
NET INCOME	1,048,371	10.3%	983,174	10.7%	4,214,594	10.7%	3,634,932	10.4%
Net income attributable to noncontrolling interests in Accenture Holdings plc and Accenture Canada Holdings Inc.	(1,532)		(41,694)		(95,063)		(149,131)
Net income attributable to noncontrolling interests – other (1)	(17,315)		(9,027)		(59,624)		(40,652)
NET INCOME ATTRIBUTABLE TO ACCENTURE PLC	$1,029,524	10.1%	$932,453	10.2%	$4,059,907	10.3%	$3,445,149	9.9%
CALCULATION OF EARNINGS PER SHARE:
Net income attributable to Accenture plc	$1,029,524		$932,453		$4,059,907		$3,445,149
Net income attributable to noncontrolling interests in Accenture Holdings plc and Accenture Canada Holdings Inc. (2)	1,532		41,694		95,063		149,131
Net income for diluted earnings per share calculation	$1,031,056		$974,147		$4,154,970		$3,594,280
EARNINGS PER SHARE:
-Basic	$1.61		$1.51		$6.46		$5.56
-Diluted	$1.58		$1.48		$6.34		$5.44
WEIGHTED AVERAGE SHARES:
-Basic	640,575,241		617,515,125		628,451,742		620,104,250
-Diluted	653,960,751		658,384,196		655,296,150		660,463,227
Cash dividends per share	$—		$—		$2.66		$2.42
_______________

(1)	Comprised primarily of noncontrolling interest attributable to the noncontrolling shareholders of Avanade, Inc.

(2)
Diluted earnings per share assumes the exchange of all Accenture Canada Holdings Inc. exchangeable shares for Accenture plc Class A ordinary shares on a one-for-one basis and the redemption of all Accenture Holdings plc ordinary shares owned by holders of noncontrolling interests prior to March 13, 2018, when these were redeemed for Accenture class A ordinary shares. The income effect does not take into account “Net income attributable to noncontrolling interests — other,” since those shares are not redeemable or exchangeable for Accenture plc Class A ordinary shares.

ACCENTURE PLC
SUMMARY OF REVENUES
(In thousands of U.S. dollars)
(Unaudited)

				Percent Increase Local Currency
			Percent Increase U.S. Dollars
	Three Months Ended
	August 31, 2018	August 31, 2017
OPERATING GROUPS
Communications, Media & Technology	$2,092,386	$1,823,157	15%	15%
Financial Services	2,010,745	1,949,494	3	3
Health & Public Service	1,708,312	1,611,084	6	6
Products	2,796,354	2,486,314	12	12
Resources	1,517,671	1,261,615	20	20
Other	24,319	18,294	n/m	n/m
TOTAL Net Revenues	10,149,787	9,149,958	11%	11%
Reimbursements	492,462	490,948	—
TOTAL REVENUES	$10,642,249	$9,640,906	10%
GEOGRAPHY (1)
North America	$4,707,787	$4,230,828	11%	11%
Europe	3,444,773	3,140,543	10	8
Growth Markets	1,997,227	1,778,587	12	15
TOTAL Net Revenues	$10,149,787	$9,149,958	11%	11%
TYPE OF WORK
Consulting	$5,543,913	$4,934,348	12%	12%
Outsourcing	4,605,874	4,215,610	9	9
TOTAL Net Revenues	$10,149,787	$9,149,958	11%	11%

				Percent Increase Local Currency
			Percent Increase U.S. Dollars
	Year Ended
	August 31, 2018	August 31, 2017
OPERATING GROUPS
Communications, Media & Technology	$8,030,775	$6,884,738	17%	14%
Financial Services	8,237,982	7,393,945	11	7
Health & Public Service	6,688,467	6,177,846	8	7
Products	10,854,339	9,500,451	14	11
Resources	5,657,178	4,847,073	17	13
Other	104,709	46,129	n/m	n/m
TOTAL Net Revenues	39,573,450	34,850,182	14%	11%
Reimbursements	2,029,978	1,915,296	6
TOTAL REVENUES	$41,603,428	$36,765,478	13%
GEOGRAPHY (1)
North America	$17,849,010	$16,290,842	10%	9%
Europe	14,111,622	12,002,025	18	9
Growth Markets	7,612,818	6,557,315	16	16
TOTAL Net Revenues	$39,573,450	$34,850,182	14%	11%
TYPE OF WORK
Consulting	$21,573,983	$18,753,796	15%	12%
Outsourcing	17,999,467	16,096,386	12	9
TOTAL Net Revenues	$39,573,450	$34,850,182	14%	11%
_______________
n/m = not meaningful

(1)
Effective September 1, 2017, we revised the reporting of our geographic regions as follows: North America (the United States and Canada), Europe and Growth Markets (Asia Pacific, Latin America, Africa, the Middle East and Turkey). Four countries, including Russia, were previously in Growth Markets, but are now included in Europe. Prior period amounts have been reclassified to conform to the current period presentation.

ACCENTURE PLC
OPERATING INCOME BY OPERATING GROUP
(In thousands of U.S. dollars)
(Unaudited)

	Three Months Ended
	August 31, 2018		August 31, 2017
	Operating Income	Operating Margin	Operating Income	Operating Margin	Increase (Decrease)
Communications, Media & Technology	$374,255	18%	$289,273	16%	$84,982
Financial Services	293,160	15	298,686	15	(5,526)
Health & Public Service	160,732	9	177,873	11	(17,141)
Products	412,709	15	383,661	15	29,048
Resources	211,815	14	147,069	12	64,746
Operating Income (GAAP)	$1,452,671	14.3%	$1,296,562	14.2%	$156,109

	Year Ended
	August 31, 2018		August 31, 2017
	Operating Income	Operating Margin	Operating Income	Operating Margin	Increase (Decrease)
Communications, Media & Technology	$1,368,142	17%	$1,048,786	15%	$319,356
Financial Services	1,352,870	16	1,207,391	16	145,479
Health & Public Service	755,559	11	772,785	13	(17,226)
Products	1,649,785	15	1,558,680	16	91,105
Resources	714,685	13	554,760	11	159,925
Pension Settlement Charge (1)	—	—	(509,793)	—	509,793
Operating Income (GAAP)	5,841,041	14.8%	4,632,609	13.3%	1,208,432
Pension Settlement Charge (1)	—		509,793		(509,793)
Adjusted Operating Income (non-GAAP)	$5,841,041	14.8%	$5,142,402	14.8%	$698,639

RECONCILIATION OF NET INCOME AND DILUTED EARNINGS PER SHARE, AS REPORTED (GAAP), TO NET INCOME AND DILUTED EARNINGS PER SHARE, AS ADJUSTED (NON-GAAP)
(In thousands of U.S. dollars, except per share amounts)

	Year Ended
	August 31, 2018			August 31, 2017
	As Reported (GAAP)	Tax Law Changes (2)	Adjusted (Non-GAAP)	As Reported (GAAP)	Pension Settlement Charge (1)	Adjusted (Non-GAAP)
Income before income taxes	$5,808,093	$—	$5,808,093	$4,616,032	$509,793	$5,125,825
Provision for income taxes	1,593,499	(258,498)	1,335,001	981,100	198,219	1,179,319
Net income	$4,214,594	$258,498	$4,473,092	$3,634,932	$311,574	$3,946,506

Effective tax rate	27.4%		23.0%	21.3%		23.0%
Diluted earnings per share	$6.34	$0.40	$6.74	$5.44	$0.47	$5.91
_______________
(1) Represents pension settlement charge related to the termination of our U.S. pension plan.
(2) Represents the tax expense associated with tax law changes.

ACCENTURE PLC
CONSOLIDATED BALANCE SHEETS
(In thousands of U.S. dollars)

	August 31, 2018	August 31, 2017
	(Unaudited)
ASSETS
CURRENT ASSETS:
Cash and cash equivalents	$5,061,360	$4,126,860
Short-term investments	3,192	3,011
Receivables from clients, net	4,996,454	4,569,214
Unbilled services, net	2,499,914	2,316,043
Other current assets	1,024,639	1,082,161
Total current assets	13,585,559	12,097,289
NON-CURRENT ASSETS:
Unbilled services, net	23,036	40,938
Investments	215,532	211,610
Property and equipment, net	1,264,020	1,140,598
Goodwill	5,383,012	5,002,352
Other non-current assets	3,977,924	4,197,103
Total non-current assets	10,863,524	10,592,601
TOTAL ASSETS	$24,449,083	$22,689,890
LIABILITIES AND SHAREHOLDERS’ EQUITY
CURRENT LIABILITIES:
Current portion of long-term debt and bank borrowings	$5,337	$2,907
Accounts payable	1,348,802	1,525,065
Deferred revenues	2,837,682	2,669,520
Accrued payroll and related benefits	4,569,172	4,060,364
Other accrued liabilities	1,390,758	1,566,423
Total current liabilities	10,151,751	9,824,279
NON-CURRENT LIABILITIES:
Long-term debt	19,676	22,163
Other non-current liabilities	3,553,068	3,133,248
Total non-current liabilities	3,572,744	3,155,411
TOTAL ACCENTURE PLC SHAREHOLDERS’ EQUITY	10,364,753	8,949,477
NONCONTROLLING INTERESTS	359,835	760,723
TOTAL SHAREHOLDERS’ EQUITY	10,724,588	9,710,200
TOTAL LIABILITIES AND SHAREHOLDERS’ EQUITY	$24,449,083	$22,689,890

ACCENTURE PLC
CONSOLIDATED CASH FLOWS STATEMENTS
(In thousands of U.S. dollars)
(Unaudited)

	Three Months Ended		Year Ended
	August 31, 2018	August 31, 2017	August 31, 2018	August 31, 2017
CASH FLOWS FROM OPERATING ACTIVITIES:
Net income	$1,048,371	$983,174	$4,214,594	$3,634,932
Depreciation, amortization and asset impairments	235,090	232,069	926,776	801,789
Share-based compensation expense	225,082	183,298	976,908	795,235
Pension settlement charge	—	—	—	460,908
(Gain) loss on the sale of businesses	—	(3,855)	—	252
Change in assets and liabilities/other, net	600,712	547,196	(91,590)	(720,077)
Net cash provided by (used in) operating activities	2,109,255	1,941,882	6,026,688	4,973,039
CASH FLOWS FROM INVESTING ACTIVITIES:
Purchases of property and equipment	(179,383)	(191,146)	(619,187)	(515,919)
Purchases of businesses and investments, net of cash acquired	(201,144)	(462,688)	(657,546)	(1,704,188)
Proceeds from sale of businesses and investments, net of cash transferred	5,872	154	20,197	(24,035)
Other investing, net	(313)	1,286	6,932	10,263
Net cash provided by (used in) investing activities	(374,968)	(652,394)	(1,249,604)	(2,233,879)
CASH FLOWS FROM FINANCING ACTIVITIES:
Proceeds from issuance of ordinary shares	86,317	75,125	753,147	676,045
Purchases of shares	(551,822)	(656,846)	(2,639,092)	(2,649,051)
Cash dividends paid	—	—	(1,708,724)	(1,567,578)
Other financing, net	(66,108)	(10,843)	(114,356)	(19,651)
Net cash provided by (used in) financing activities	(531,613)	(592,564)	(3,709,025)	(3,560,235)
Effect of exchange rate changes on cash and cash equivalents	(70,159)	47,728	(133,559)	42,326
NET INCREASE (DECREASE) IN CASH AND CASH EQUIVALENTS	1,132,515	744,652	934,500	(778,749)
CASH AND CASH EQUIVALENTS, beginning of period	3,928,845	3,382,208	4,126,860	4,905,609
CASH AND CASH EQUIVALENTS, end of period	$5,061,360	$4,126,860	$5,061,360	$4,126,860